Exhibit 99.6

FelCor Lodging Limited Partnership

Unaudited Pro Forma Financial Statements

On December 14, 2007, FelCor Lodging Limited Partnership (FelCor LP) completed the acquisition of the Renaissance Esmeralda Resort and Spa (the Esmeralda) in Indian Wells, California and the Renaissance Vinoy Resort and Golf Club (the Vinoy) in St. Petersburg, Florida (collectively the Acquired Hotels). The Esmeralda was acquired from WSRH Indian Wells Mezz, LLC (WSRH Indian Wells) and the Vinoy was acquired from WSRH VSP Mezz, LP and WSRH Club VSP, LLC (collectively, WSRH VSP).

The following unaudited pro forma financial statements have been prepared based upon the audited consolidated financial statements of FelCor LP, the audited consolidated financial statements of WSRH Indian Wells, and the audited combined consolidated financial statements of WSRH VSP for the year ended December 31, 2006; the unaudited consolidated financial statements of FelCor LP, the unaudited consolidated financial statements of WSRH Indian Wells, the unaudited combined consolidated financial statements of WSRH VSP for the nine months ended September 30, 2007; and based upon certain assumptions, as set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances.

The unaudited pro forma consolidated statements of operations of FelCor LP for the nine months ended September 30, 2007 and year ended December 31, 2006 reflect the acquisitions of the Esmeralda and the Vinoy as if they had been completed on January 1, 2006.

The unaudited pro forma consolidated balance sheet of FelCor LP as of September 30, 2007 reflects the acquisitions of the Esmeralda and the Vinoy as if they had been completed on September 30, 2007.

In accordance with the Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), we accounted for the acquisition of the Esmeralda and the Vinoy as a business combination. We allocate the acquisition cost among the assets acquired and liabilities assumed based on their respective values determined in accordance with SFAS 141.

The total acquisition costs for the Esmeralda and the Vinoy consist of the following (in millions):

Assumption of $177 million of mortgage debt	$177
Cash (1)	48

Total consideration to previous owners of the Vinoy and Esmeralda	225
Costs and expenses (1)	4

Total transaction costs	$229

(1)	These amounts were funded from available cash. Costs and expenses include approximately $2 million of working capital related to the Acquired Hotels.

For purposes of the preparation of the unaudited pro forma financial statements, we have presented the assets and liabilities at their book value except as follows:

•

Investment in hotels and other assets (related to memberships acquired at the Vinoy and a below market ground lease assumed at the Vinoy) are recorded at fair value allocated in accordance with SFAS 141 based on the purchase price noted above; and

•	Mortgage debt assumed is recorded at fair value based on the expected future debt service payments discounted at risk adjusted market interest rates as of September 30, 2007.

The pro forma adjustments as presented are based on estimates and certain information that are currently available and may change as additional information becomes available, as estimates are refined or as additional events occur. Management does not anticipate that there will be material changes in the total purchase price allocation as presented in these unaudited pro forma financial statements.

The unaudited pro forma financial statements are for illustrative purposes only and do not purport to be indicative of the financial position or results of operations that would actually have been achieved had the transactions occurred on the dates indicated or which may be achieved in the future. In the opinion of management, all material adjustments necessary to reflect the effects of the transactions that can be factually supported within the SEC regulations covering the preparation of unaudited pro forma financial statements have been made.

The unaudited pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes included in our previous reports filed with the Commission and the consolidated financial statements and accompanying notes of WSRH Indian Wells and the combined consolidated financial statements and accompanying notes of WSRH VSP which are included as Exhibits 99.1, 99.2, 99.3 and 99.4 to FelCor’s Current Report on Form 8-K/A filed on February 11, 2008 and incorporated herein by reference.

FelCor Lodging Limited Partnership

Unaudited Pro Forma Balance Sheet

September 30, 2007

(in thousands)

	Historical				FelCor LP
	FelCor LP	Acquired Hotels(A)	Pro Forma Adjustments(B)		Pro Forma Balance Sheet(H)
Assets
Investment in hotels	$2,163,812	$138,494	$82,159	(C)	$2,384,465
Investment in unconsolidated entities	123,924	-	-		123,924
Hotels held for sale	-	-	-		-
Cash and cash equivalents	155,583	9,464	(59,444	)(D)	105,603
Restricted cash	13,736	4,785	-		18,521
Accounts receivable, net of allowance for doubtful accounts	46,953	4,317	-		51,270
Deferred expenses	8,689	1,533	(1,533	)(E)	8,689
Condominium development project	2,245	-	-		2,245
Other assets	31,207	2,624	3,576	(F)	37,407
Total assets	2,546,149	161,217	24,758		2,732,124

Liabilities and Partners’ Capital
Debt	1,294,550	177,225	(1,258	)(E)	1,470,517
Distribution payable	27,277	-	-		27,277
Accrued expenses and other liabilities	146,186	10,957	(949	)(F)	156,194
Total liabilities	1,468,013	188,182	(2,207)		1,653,988

Commitments and contingencies
Redeemable units at redemption value	26,985	-	-		26,985
Minority interest in other partnerships	25,124	-	-		25,124

Partners’ capital:
Series A Cumulative Convertible Preferred Units	309,362	-	-		309,362
Series C Cumulative Redeemable Preferred Units	169,412	-	-		169,412
Common units	519,356	(26,965)	26,965	(G)	519,356
Accumulated other comprehensive income	27,897	-	-		27,897
Total partners’ capital	1,026,027	(26,965)	26,965		1,026,027
Total liabilities and partners’ capital	$2,546,149	$161,217	24,758		$2,732,124

See accompanying notes to consolidated financial statements.

FelCor Lodging Limited Partnership

Notes for Unaudited Pro Forma Balance Sheet

A.

Represents the combined historical balance sheet for WSRH Indian Wells and WSRH VSP. The presentation of this historical financial information for WSRH Indian Wells and WSRH VSP has been reclassified to conform with the presentation of our financial statements with no effect to total assets, liabilities or owners’ equity.

B.	Represents pro forma adjustments that are necessary to reflect the purchase and adjustment in our cost basis of the Acquired Hotels.

C.	Increase historical investment in hotels by $82.0 million to reflect the fair value of the fixed assets acquired.

D.	Decrease cash by: (a) $53.0 million to fund the remaining portion of the purchase price, estimated transaction costs, and working capital and (b) $6.4 million for cash not acquired in the transaction.

E.	Decrease the historical note payable balance by $1.3 million to reflect the fair value of the notes assumed and remove $1.5 million related historical deferred financing costs.

F.	Changes in other assets and accrued expenses and other liabilities related to:
• Increase other assets by $2.7 million for the fair value of the Vinoy club memberships acquired and $0.9 million for the below market ground lease assumed at the Vinoy;
• Decrease accrued expenses and other liabilities for $0.9 million of deferred revenue not assumed in the transaction.

G.	Eliminate the Acquired Hotels historical deficit.

H.	Represents our pro forma balance sheet as adjusted to reflect the acquisition of the Esmeralda and the Vinoy.

FelCor Lodging Limited Partnership

Unaudited Pro Forma Statement of Operations

Nine Months Ended September 30, 2007

(in thousands, except per unit amounts)

					FelCor LP
	Historical				Pro Forma
	FelCor LP	Acquired Hotels(A)	Pro Forma Adjustments(B)		Statement of Operations(H)
Revenues:
Hotel operating revenue	$770,766	$66,122	$-		$836,888
Other revenue	921	8,981	-		9,902
Total revenues	771,687	75,103	-		846,790
Expenses:
Hotel departmental expenses	246,134	37,425	-		283,559
Other property related costs	207,260	19,775	-		227,035
Management and franchise fees	40,718	2,396	(150)	(C)	42,964
Taxes, insurance and lease expense	92,387	4,188	9	(D)	96,584
Abandoned projects	22	-	-		22
Corporate expenses	15,732	-	-		15,732
Amortization of membership dues	-	-	660	(E)	660
Depreciation	80,729	6,707	(654)	(F)	86,782
Total operating expenses	682,982	70,491	(135)		753,338
Operating income	88,705	4,612	135		93,452
Interest expense, net	(68,734)	(8,330)	(1,001)	(G)	(78,065)
Charge-off of deferred financing costs	-	-	-		-
Early extinguishment of debt	-	-	-		-
Income (loss) before equity in income from unconsolidated entities, minority interests and sale of assets	19,971	(3,718)	(866)		15,387
Equity in income from unconsolidated entities	19,511	-	-		19,511
Minority interests	1,102	-	-		1,102
Loss on sale of other assets	-	-	-		-
Gain on sale of condominiums	18,493	-	-		18,493
Income (loss) from continuing operations	$59,077	$(3,718)	$(866)		$54,493

Basic income from continuing operations per common unit	$0.48				$0.40
Basic weighted average common units outstanding	62,937				62,937

Diluted income from continuing operations per common unit	$0.47				$0.40
Diluted weighted average common units outstanding	63,262				63,262

See accompanying notes to consolidated financial statements.

FelCor Lodging Limited Partnership

Unaudited Pro Forma Statement of Operations

Year Ended December 31, 2006

(in thousands, except per unit amounts)

					FelCor LP
	Historical				Pro Forma
	FelCor LP	Acquired Hotels(A)	Pro Forma Adjustments(B)		Statement of Operations(H)
Revenues:
Hotel operating revenue	$990,959	$84,280	$-		$1,075,239
Other revenue	79	10,091	-		10,170
Total revenues	991,038	94,371	-		1,085,409
Expenses:
Hotel departmental expenses	319,731	47,970	-		367,701
Other property related costs	270,301	24,258	-		294,559
Management and franchise fees	51,237	3,025	(200)	(C)	54,062
Taxes, insurance and lease expense	112,052	6,130	12	(D)	118,194
Abandoned projects	33	-	-		33
Corporate expenses	23,308	-	-		23,308
Amortization of membership dues	-	-	879	(E)	879
Depreciation	94,579	6,806	1,265	(F)	102,650
Total operating expenses	871,241	88,189	1,956		961,386
Operating income	119,797	6,182	(1,956)		124,023
Interest expense, net	(110,867)	(8,039)	(3,932)	(G)	(122,838)
Charge-off of deferred financing costs	(3,562)	-	-		(3,562)
Early extinguishment of debt	(12,471)	-	-		(12,471)
Gain on swap termination	1,715	-	-		1,715
Loss before equity in income from unconsolidated entities, minority interests and sale of assets	(5,388)	(1,857)	(5,888)		(13,133)
Equity in income from unconsolidated entities	11,537	-	-		11,537
Minority interests	1,884	-	-		1,884
Loss on sale of other assets	(92)	-	-		(92)
Gain on sale of condominiums	-	-	-		-
Income (loss) from continuing operations	$7,941	$(1,857)	$(5,888)		$196

Basic and diluted loss from continuing operations per common unit	$(0.50)				$(0.63)
Weighted average common units outstanding	60,734				60,734

See accompanying notes to consolidated financial statements.

FelCor Lodging Limited Partnership

Notes for Unaudited Pro Forma Statement of Operations

A.

Represents the combined historical results of operations for WSRH Indian Wells and WSRH VSP. Reclassifications have been made to conform to our presentation with no effect to previously reported net loss.

B.	Represents certain adjustments to the historical results of operations for WSRH Indian Wells and WSRH VSP.

C.	Reduction of management fee expense related to the Acquired Hotels to reflect costs associated with oversight agreements that were in place but were not assumed in the transaction.

D.

Adjustment to the taxes, insurance and lease expense to reflect the increase in rent expense related to the fair value of the Vinoy ground lease acquired over 80 years, the remaining term of the ground lease.

E.	Adjustment to reflect the amortization of the fair value of the Vinoy club memberships acquired over their estimated remaining life of three years.

F.

Adjustment to depreciation expense for investment in hotels to reflect expected depreciation based on FelCor LP’s purchase price allocations using a weighted-average depreciable life for the acquired investment in hotels of approximately 33 years.

G.

Adjustment to reflect interest on the assumed notes for the entire period presented and to eliminate historical amortization of deferred financing costs related to the Acquired Hotels. The assumed notes have a variable interest rate based on LIBOR. If LIBOR were to increase by 12.5 basis points, our annual interest expense would increase by approximately $222,000. If LIBOR were to decrease by 12.5 basis points our annual interest expense would decrease by the same amount.

H.	Represents our pro forma statement of operations as adjusted to reflect the acquisition of the Esmeralda and the Vinoy.